PORTLAND GENERAL CORPORATION

                     MANAGEMENT DEFERRED COMPENSATION PLAN

                               1996 RESTATEMENT

                                AMENDMENT NO. 2




     This Amendment No. 2 to the Portland General Corporation Management Deferred Compensation Plan, as restated effective January 1, 1996 (the "Plan") is effective as of November 4, 1996 and has been executed as of the 6th day of November 1996 on behalf of Portland General Corporation (the "Company").
     WHEREAS, pursuant to Section 10.1, the Human Resources Committee of the Company's Board of Directors (the "Committee") has the authority to amend the Plan; and

     WHEREAS, the Committee wishes to allow Participants who transfer to companies affiliated with the Company or joint venture partners of the Company to maintain their accounts with the Company until they are no longer employed by an affiliated company;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST:  Section 3.1(b) is amended in its entirety to read as follows:

         (b) CESSATION OF ELIGIBILITY. An Eligible Employee who ceases to be an employee of a Participating Employer or to satisfy condition 2.13(a) or 2.13(b) of the definition of Eligible Employee shall cease participating as to new deferrals immediately. An Eligible Employee who ceases to satisfy condition 2.13(c) of the definition of Eligible Employee may continue to participate in the Plan if such individual has a current election to defer under the Plan at the time the Employee ceases to satisfy condition 2.13(c).

     SECOND:  Section 5.1(a) is amended in its entirety to read as follows:

         (a) ENTITLEMENT TO BENEFITS AT TERMINATION. Benefits under this Plan shall be payable to a Participant on termination of employment with all Participating Employers. The amount of the benefit shall be the balance of the Participant's Account including Interest to the date of payment, in the form elected under Paragraph 5.3 below.

         Notwithstanding the above, if a Participant transfers employment from a Participating Employer to an affiliate of the Company or Portland General Electric Company, including subsidiaries and joint venture partners, the status of which shall be determined at the discretion of the Senior Administrative Officer, the Participating Employer shall continue to maintain the Participant's Account pursuant to Section IV. Benefits shall be payable to such Participant under this paragraph or Paragraph 5.1(b) below when the Participant is no longer employed by any affiliated company, as determined at the discretion of the Senior Administrative Officer.

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                         PORTLAND GENERAL CORPORATION

                     MANAGEMENT DEFERRED COMPENSATION PLAN

                               1996 RESTATEMENT

                                AMENDMENT NO. 2




     THIRD: Except as provided herein, all other Plan provisions shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of the day and year first written above.




                                      PORTLAND GENERAL CORPORATION


                                  By: _________________________________
                                      Donald F. Kielblock
                                      Senior Administrative Officer and
                                      Vice President, Human Resources


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